UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2008

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure

On September 2-4, 2008, members of senior management of PPL Corporation ("PPL" or the "Company") will participate in the Lehman Brothers CEO Energy/Power Conference in New York City.  During this Conference, on Wednesday, September 3, 2008, James H. Miller, chairman, president and chief executive officer of PPL, will make a Webcast presentation and discuss the Company’s corporate strategy and general business outlook with investors and financial analysts. A copy of the press release announcing this Webcast is attached as Exhibit 99.1 and is incorporated herein by reference.  In addition, a copy of the slides for this presentation is attached as Exhibit 99.2 and is incorporated herein by reference.  The slides also will be available for 30 days on PPL's Internet Web site: www.pplweb.com.

During this Conference, it is expected that PPL representatives will reaffirm the Company’s previously announced 2008 earnings forecasts of $2.17 to $2.27 per share from ongoing operations and $2.25 to $2.35 per share from reporting earnings, reflecting special items recorded through June 30, 2008, as well as its previously announced 2010 earnings forecast of $4.00 to $4.60 per share.

In addition to this Conference, representatives of PPL will be discussing the Company’s business outlook with and making presentations to financial analysts and investors throughout September 2008.  Unless it publicly discloses otherwise, PPL expects that during these meetings and discussions it will reaffirm the Company’s earnings forecasts.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	August 26, 2008 press release announcing PPL's presentation at Lehman Brothers CEO Energy/Power Conference in New York City.
	99.2 -	Slides to be used with the presentation by members of PPL’s senior management at the Lehman Brothers CEO Energy/Power Conference in New York City.

“Earnings from ongoing operations” excludes the impact of special items.  Special items include charges, credits or gains that are unusual or nonrecurring. Special items also include the mark-to-market impact of energy-related, non-trading economic hedges and impairments of securities in PPL’s nuclear decommissioning trust funds.  The mark-to-market impact of these hedges is economically neutral to the company because the mark-to-market gains or losses on the energy hedges will reverse as the hedging contracts settle in the future. Earnings from ongoing operations should not be considered as an alternative to reported earnings, or net income, which is an indicator of operating performance determined in accordance with generally accepted accounting principles (GAAP).  PPL believes that earnings from ongoing operations, although a non-GAAP measure, is also useful and meaningful to investors because it provides them with PPL’s underlying earnings performance as another criterion in making their investment decisions. PPL’s management also uses earnings from ongoing operations in measuring certain corporate performance goals.  Other companies may use different measures to present financial performance.

Statements contained in this Form 8-K, including statements with respect to future earnings, energy prices, margins and sales, growth, revenues, expenses and pension costs, marketing performance, regulation, corporate strategy, and generating capacity and performance, are “forward-looking statements” within the meaning of the federal securities laws.  Although PPL believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset acquisitions and dispositions; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; receipt of necessary government permits, approvals and rate relief; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL and its subsidiaries; the outcome of litigation against PPL and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL's Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ J. Matt Simmons, Jr.
J. Matt Simmons, Jr. Vice President and Controller

Dated:  August 29, 2008